Exhibit 10.40

WYETH SAVINGS PLAN

Third Restatement

Amended Effective as of January 1, 2006

i

2.41	Recordkeeper	12
2.42	Rollover Account	12
2.43	Rollover Contributions	12
2.44	Salary-Deferral Account	13
2.45	Salary-Deferral Contributions	13
2.46	Severance From Employment	13
2.47	Spouse	13
2.48	Temporary Employee	13
2.49	Trust	13
2.50	Trust Fund	14
2.51	Trustee	14
2.52	Valuation Date	14
2.53	Wyeth Common Stock Fund	14
2.54	Words and Headings	14

ARTICLE 3 PARTICIPATION		15
3.1	Date of Participation	15
3.2	Excluded Employees	15
3.3	Reemployment	15
3.4	Collective Bargaining Agreements, Etc.	16

ARTICLE 4 CONTRIBUTIONS		17
4.1	Salary-Deferral Contributions	17
4.2	After-Tax Contributions	17
4.3	Total Amount of Contributions	17
4.4	Catch-Up Contributions	18
4.5	Maximum Amount of Salary-Deferral Contributions	18
4.6	Matching Contributions	19
4.7	Matching Contributions to be made from Earnings and Profits	19
4.8	Changes and Suspensions of Salary-Deferral and After-Tax Contributions	20
4.9	Limitation on Salary-Deferral Contributions.	20
4.10	Limitation on After-Tax Contributions and Matching Contributions	22
4.11	Rollover Contributions From Other Qualified Plans	25
4.12	Automatic Enrollment	26

ARTICLE 5 VESTING		27
5.1	Vesting of Salary Deferral, After-Tax and Rollover Contributions	27
5.2	Vesting of Matching Contributions	27
5.3	Application of Forfeited Amounts.	27
5.4	Forfeiture of Nonvested Matching Contributions.	28

ARTICLE 6 PARTICIPANT’S ACCOUNT		29
6.1	Separate Accounts	29
6.2	Separate Accounting	29
6.3	Valuation of Trust	29

ARTICLE 7 INVESTMENTS		31
7.1	Investment of Participant’s Account	31

7.2	Matching Contributions Account	31
7.3	Investment of Rollover Account	31
7.4	Investment of Income	31
7.5	Temporary Investments and Investment in Wyeth Common Stock	32
7.6	Change in Investment Election for Future Contributions	32
7.7	Change in Investment Election for Existing Account	32
7.8	Return of Matching Contributions	32

ARTICLE 8 DISTRIBUTIONS		33
8.1	Distribution Upon Severance From Employment	33
8.2	Partial Distribution By Former Participants	33
8.3	Distribution After Death	33
8.4	Designation of Beneficiary	34
8.5	Failure to Designate a Beneficiary	34
8.6	Cash-Out	35
8.7	Election of Wyeth Common Stock; Converting Common Stock to Cash.	35
8.8	Time Distributions Are to Begin	35
8.9	Required Minimum Distributions.	36
8.10	Amount of Distribution Cannot be Ascertained or Participant or Beneficiary Cannot be Located	40
8.11	Withholding Tax on Distributions	40
8.12	Plan to Plan Transfers	41
8.13	Rollover of Eligible Rollover Distributions From the Plan.	41
8.14	Qualified Hurricane Katrina Distribution (“QHKD”).	41

ARTICLE 9 WITHDRAWALS		43
9.1	Hardship Withdrawals	43
9.2	Withdrawals of After-Tax Contributions	46
9.3	Age 59 1/2 Withdrawal	46

ARTICLE 10 LOANS		47
10.1	Loans	47

ARTICLE 11 LIMITATIONS ON ANNUAL ADDITIONS		50
11.1	Basic Limitation	50
11.2	Treatment of Similar Plans	50
11.3	Preclusion of Excess Annual Additions	51
11.4	Disposal of Excess Annual Additions	51

ARTICLE 12 TOP HEAVY PLAN RULES		52
12.1	General Rule	52
12.2	Definitions for Purposes of Article 12	52
12.3	Requirements Applicable if Plan is Top Heavy	53

ARTICLE 13 ADMINISTRATION		56
13.1	Savings Plan Committee	56
13.2	Power and Duties of the Plan Administrator	56
13.3	Claims Procedure	58
13.4	Records Management	60
13.5	Forfeited Benefits	60

ARTICLE 14 TRUST		61
14.1	Trust Fund	61
14.2	Administrative Expenses	61

ARTICLE 15FIDUCIARY RESPONSIBILITY		62
15.1	Conduct	62
15.2	Allocation and Delegation of Responsibilities	62
15.3	Co-Fiduciary Responsibility	63
15.4	Duties of Fiduciaries With Respect to Investments	63

ARTICLE 16 AMENDMENT, TERMINATION, AND MERGER		65
16.1	Right to Amend or Terminate the Plan	65
16.2	Termination of the Plan	65
16.3	Merger, Consolidation or Transfer	66

ARTICLE 17 NONALIENATION OF BENEFITS EXCEPT FOR QUALIFIED DOMESTIC RELATIONS ORDERS		67

ARTICLE 18 MISCELLANEOUS PROVISIONS		69
18.1	Plan Not a Contract of Employment	69
18.2	Governing Law	69
18.3	Records and Reports	69
18.4	Wyeth Common Stock	69
18.5	Communications	69

ARTICLE 19 TREATMENT OF RETURNING VETERANS		70
19.1	Applicability and Effective Date	70
19.2	Definitions	70
19.3	Eligibility to Participate	70
19.4	No Break in Service	70
19.5	Vesting Credit	71
19.6	Restoration of Salary-Deferral Contributions and After-Tax Contributions.	71
19.7	Determination of Covered Compensation	71
19.8	Restoration of Matching Contributions	72
19.9	Application of Certain Limitations	72
19.10	Suspension of Loan Repayments	72
19.11	Administrative Rules and Procedures	73

ARTICLE 1 INTRODUCTION

The Wyeth Savings Plan (the “Plan”) is hereby amended and restated in its entirety effective as of January 1, 2006. The Plan was first adopted effective as of April 1, 1985. The Plan was last amended and restated effective January 1, 1997, to comply with the Uruguay Round Agreements Act of 1994 (“GATT”); the Uniform Services Employment and Reemployment Rights Act of 1994 (“USERRA”); the Small Business Job Protection Act of 1996 (“SBJPA”); the Taxpayers Relief Act of 1997 (“TRA 97”); the Internal Revenue Service Restructuring and Reform Act of 1998 (“RRA 98”); and the Community Renewal Tax Relief Act of 2000 (“CRA”) (collectively know as “GUST”).

The rights of any person who terminated employment on or before the Effective Date of this amendment and restatement, including his eligibility for benefits, the amount of benefits and the form in which benefits, if any, shall be paid, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment, unless such person is thereafter reemployed and again becomes a Participant.

The restated Plan contained herein shall apply to Participants, Beneficiaries of such Participants or alternate payees, who retire, die or terminate employment at any time on or after January 1, 2006 unless a later effective date for any specific provision applies to such Participant, alternate payee or Beneficiary.

Article 1	Introduction

ARTICLE 2 DEFINITIONS

As used in this Plan, the following terms shall have the meaning described in this Article Two of the Plan. Additional definitions appear in the Plan.

2.1 Account

Account means the account of a Participant or Beneficiary maintained pursuant to Article Five that consists of the following subaccounts:

(a)	After-Tax Contributions Account;

(b)	Matching Contributions Account;

(c)	QVEC Account;

(d)	Rollover Account; and

(e)	Salary-Deferral Account.

2.2 Affiliate

Affiliate means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

2.3 After-Tax Contributions

After-Tax Contributions mean the contributions made to the Plan by a Participant pursuant to Section 4.2 of the Plan.

Article 2	Definitions

2.4 After-Tax Contributions Account

After-Tax Contributions Account means the separate subaccount of a Participant’s Account credited with After-Tax Contributions, including gains and losses attributable thereto.

2.5 Beneficiary

Beneficiary means a person or persons designated by a Participant to whom his Account is to be paid in the event of his death pursuant to Section 8.4 of the Plan. The Beneficiary of a married Participant shall be his surviving Spouse, unless such Spouse consents in writing to the designation of another Beneficiary.

2.6 Catch-Up Contributions

Catch-Up Contributions mean Salary-Deferral Contributions made to the Plan by a Participant that are over and above the Applicable Limit. For purposes of determining Catch-Up Contributions, the “Applicable Limit” shall mean (a) the statutory limit with respect to a Salary-Deferral Contributions provided in Section 402(g) of the Code, (b) the limit on Salary-Deferral Contributions that a Participant is permitted to make under the Plan; and (c) the actual deferral percentage limit. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be made in accordance with Section 414(v) of the Code and Section 4.4 of the Plan.

2.7 Code

Code means the Internal Revenue Code of 1986, as amended from time to time.

Article 2	Definitions

2.8 Committee

Committee means the Savings Plan Committee of the Company or its designee(s), appointed pursuant to Article Thirteen of the Plan.

2.9 Company

Company means Wyeth.

2.10 Company Stock

Company Stock means the common stock of Wyeth, par value $.33-1/3 per share.

2.11 Compensation

Compensation means a Participant’s regular salary or wages for services rendered to the Employer including overtime, sales bonuses, and commissions, the amount of elective deferrals made pursuant to Sections 125, 132(f)(4), 402(a)(3) or 402(h)(i)(B) of the Code, if applicable, and the amount of Salary-Deferral Contributions made by an Employer on behalf of a Participant to the Plan. The annual Compensation of any Participant shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

2.12 Continuous Service

Continuous Service means the aggregate of the period of elapsed time between the commencement of an Employee’s employment by an Employer and his Severance From Employment, provided that Continuous Service shall include the period following a Severance From Employment if an Employee is reemployed by an Employer within 12 months after such

Article 2	Definitions

Severance From Employment. If the Employee’s Severance From Employment occurs while the Employee is otherwise absent from employment, the period following such Severance From Employment shall be counted as Continuous Service only if the Employee is reemployed by an Employer within 12 months following the commencement of such other absence from employment.

2.13 Covered Compensation

Covered Compensation means a Participant’s Compensation excluding deferred compensation, amounts realized from the exercise of a nonqualified stock option or premature distribution of an incentive stock option or the lapse of restrictions applicable to restricted stock or other property, amounts realized from the sale, exchange or other disposition of stock acquired under a stock option, premiums for group term life insurance, other amounts which receive special tax treatment or any benefits derived from the Company’s Performance Incentive Award Program or other bonus or award programs sponsored or maintained by the Company.

2.14 Direct Rollover

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.15 Distributee

Distributee means a Participant or a Former Participant. In addition, the Participant’s, or the Former Participant’s, surviving Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

2.16 Eligible Retirement Plan

Eligible Retirement Plan means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the

Article 2	Definitions

Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan form this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

2.17 Eligible Rollover Distribution

Eligible Rollover Distribution means any distribution of all or any portion of the Plan benefit to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is:

(a)	One of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specific period of ten years or more;

(b)	Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(c)	A hardship withdrawal as described in Section 9.1 of the Plan; or

(d)

The portion of any distribution which is not includable in gross income (determined without regard to any exclusion of net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions which are not includable in gross income provided, however, that such portion may be transferred to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distributions which is includable in gross income and the portion of such distribution which is not so includable.

Article 2	Definitions

2.18 Employee

Employee means any person employed by an Employer who receives Compensation from an Employer, including Leased Employees within the meaning of Section 414(n) of the Code and employees of all members of affiliated service groups as defined in Section 414(m) of the Code. The term “Employee” shall exclude any individual retained by an Employer to perform services for an Employer who is classified by an Employer as a fee-for-service worker, temporary worker, an intern, seasonal worker, temporary employee, a co-op student, an employee of a temporary employment agency or independent contractor, regardless of such individual’s status under common law, including any such individual who is or who has been reclassified as an Employee of an Employer for any period by a government agency, a court of competent jurisdiction or any other entity.

2.19 Employer

Employer means the Company and any Affiliate which is a United States corporation not operating primarily in Puerto Rico.

2.20 Entry Date

Entry Date means the first day of a calendar month following the date an Employee satisfies the eligibility requirements of the Plan.

2.21 ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.22 Former Participant

Former Participant means a Participant who incurs a Severance From Employment and who has not received a distribution of his entire Account from the Plan.

Article 2	Definitions

2.23 Highly Compensated Employee

Highly Compensated Employee is an Employee who:

(a)	Was a five percent (5%) owner (as defined in Section 416(i)(1) of the Code and applying the constructive ownership rules of Section 318 of the Code) of an Employer at any time during the Plan Year or the preceding Plan Year, or

(b)	For the preceding Plan Year had Compensation in excess of $80,000 (as adjusted by the Secretary of the Treasury pursuant to Section 415(d) of the Code.)

For purposes of this Section 2.23 of the Plan, a former Employee shall be treated as a Highly Compensated Employee if:

(1)	Such former Employee was a Highly Compensated Employee when such former Employee incurred a Severance From Employment, or

(2)	Such former employee was a Highly Compensated Employee at any time after attaining age 55.

The determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

2.24 Hour of Service

Hour of Service with respect to any Plan Year shall include the following:

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer. Such hours shall be credited to that Plan Year in which such duties were performed.

(b)	Each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by an Employer, exclusive of hours previously credited under subparagraph (i), immediately above. Such hours shall be credited to that Plan Year to which such award or agreement pertains, and shall be computed and credited in the manner prescribed in subparagraph (iii) immediately below.

(c)	Each hour for which an Employee is paid, or entitled to payment, directly or indirectly (through an insurer, trust fund or otherwise) by an Employer for a period of time during which no duties are performed (irrespective of whether he has ceased to be an Employee) on account of vacation, holiday, illness, incapacity, disability, layoff, jury duty or leave of absence, subject to the following:

Article 2	Definitions

(i)	Notwithstanding the foregoing, (1) no more than 501 hours shall be credited for any such single continuous period, (ii) no such hours shall be credited if such payment is made under a plan maintained solely for the purpose of complying with the applicable workmen’s compensation, unemployment compensation and disability compensation laws, and (2) no such hours shall be credited for any payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(ii)	The rules set forth in paragraphs (b) and (c) of the Department of Labor Regulation Section 2530.200b-2 are hereby incorporated by reference.

(d)	Solely for purposes of determining whether a One Year Period of Severance has occurred, each hour (not in excess of 501 hours) for which the Employee is absent from work and during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the caring for such child for the period immediately following birth or placement. Any such hour shall be credited to the Plan Year in which such absence begins if, as of the date the absence begins, the Employee has completed less than 501 hours of service; in any other case, such hours shall be credited to the next Plan.

2.25 Income

Income means income with respect to contributions in a Participant’s Account resulting from the investment and reinvestment of such contributions and any increment thereof minus any distributions (and the net proceeds from the sale of any such distributions) with respect to any such investment and increments thereof.

2.26 Investment Fund

Investment Fund means the investment funds available to Participants under the Plan as selected by the Plan Administrator and approved by the Wyeth Retirement Committee from time to time and listed on Schedule A, which is attached hereto and incorporated herein by reference.

2.27 Investment Manager

Investment Manager means an “investment manager,” as defined in Section 3(38) of ERISA, who is appointed by the Company or the Plan Administrator to manage, acquire, or dispose of any assets of the Trust Fund.

Article 2	Definitions

2.28 Leased Employee

Leased Employee means any person (other than an Employee of the Employer) who, pursuant to an agreement between an Employer and any other person (the “Leasing Organization”), has performed services for an Employer (or an Employer and related persons determined in accordance with Section 414(n) of the Code) on a substantially full-time basis for a period of at least one-year which services are performed under the primary direction or control of the Employer. In the event a Leased Employee, or an individual who would have been a Leased Employee but for the fact services were performed for an Employer for less than a one year period, becomes eligible to participate in the Plan, all service completed by such individual shall be taken into account for purposes of eligibility and vesting under the Plan.

2.29 Matching Contributions

Matching Contributions mean the contributions made by an Employer to the Plan on behalf of a Participant pursuant to Section 4. 6 of the Plan.

2.30 Matching Contributions Account

Matching Contributions Account means that separate subaccount of the Participant’s Account credited with Matching Contributions including gains and losses attributable thereto.

2.31 Maternity/Paternity Leave

Military/Paternity Leave means an absence from service with an Employer by reason of (a) the pregnancy of the Participant, (b) the birth of the child of a Participant, (c) the placement of a child with the Participant in connection with the adoption of such child by the Participant, or (d) the caring of such child for the period immediately following such birth or placement.

Article 2	Definitions

2.32 Military Leave

Military Leave means an absence from service with an Employer by reason of service in the military as defined under the Uniformed Services Employment and Reemployment Act of 1994, as amended (“USERRA”).

2.33 Non-Highly Compensated Employee

Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

2.34 Normal Retirement Date

Normal Retirement Date means the first day of the calendar month coincident with or immediately following the Participant’s 65th birthday.

2.35 One-Year Period of Severance

One-Year Period of Severance means a 12 consecutive month period beginning on the date the Employee has a Severance From Employment and ending on the first anniversary of such date. In the event of a Participant who is on Maternity/Paternity Leave and such Participant is absent from service beyond the first anniversary of the first date of such absence, the Severance From Employment date for such Participant is the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a period of service nor a Period of Severance. If such Participant is not reemployed between the first and second anniversaries of the first date of absence, a One Year Period of Severance shall occur. In the case of a part time Employee, a One Year Period of Severance shall be the Plan Year or other applicable computation period during which the Participant has not completed more than 500 Hours of Service.

Article 2	Definitions

2.36 Participant

Participant means an Employee who has met the eligibility requirements of Article 3 of the Plan.

2.37 Plan

Plan means the Wyeth Savings Plan, as amended from time to time.

2.38 Plan Administrator

Plan Administrator means the Committee or its successor or designee, as applicable.

2.39 Plan Year

Plan Year means the calendar year.

2.40 QVEC Account

QVEC Account means that separate subaccount of the Participant’s Account that was credited with qualified non-elective contributions gains and losses attributable thereto.

2.41 Recordkeeper

Recordkeeper means the entity or entities selected by the Plan Administrator to maintain records of the Plan and perform such ministerial and nondiscretionary Plan administration functions as determined by the Plan Administrator.

2.42 Rollover Account

Rollover Account means the separate subaccount of a Participant’s Account which is credited with Rollover Contributions including gains and losses attributable thereto.

2.43 Rollover Contributions

Rollover Contributions mean the contributions made to the Plan by a Participant pursuant to Section 4.11 of the Plan.

Article 2	Definitions

2.44 Salary-Deferral Account

Salary-Deferral Account means the separate subaccount of a Participant’s Account which is credited with Salary-Deferral Contributions, and Catch-Up Contributions, including gains and losses attributable thereto.

2.45 Salary-Deferral Contributions

Salary-Deferral Contributions mean the contributions made to the Plan by a Participant pursuant to Section 4.1(a) of the Plan.

2.46 Severance From Employment

Severance From Employment means the earliest of the following dates: (a) resignation, (b) discharge, (c) death or (d) retirement. A Severance From Employment shall also occur if an Employee remains continually absent from work (for any reason other than resignation, discharge, retirement or death) on the first anniversary of the first day of absence (except in the case of Military Leave).

2.47 Spouse

Spouse means a person of the opposite sex of an Employee who is recognized as the lawful husband or the lawful wife of the Employee under the laws of the Employee’s state of residence.

2.48 Temporary Employee

Temporary Employee means an Employee who is hired by an Employer for a particular assignment or for a specified period of time.

2.49 Trust

Trust means the trust established under Article Fourteen of the Plan which Trust shall form a part of the Plan.

Article 2	Definitions

2.50 Trust Fund

Trust Fund means the assets of the Trust which shall include investments of the Participants’ Accounts.

2.51 Trustee

Trustee means the trustee designated in accordance with the provisions of the Trust.

2.52 Valuation Date

Valuation Date means the date on which the Accounts under the Plan are valued pursuant to Section 6.3 of the Plan.

2.53 Wyeth Common Stock Fund

Wyeth Common Stock Fund means the Investment Fund offered under the Plan that invests primarily in Company Stock, which may also hold be invested in short-term investments to provide liquidity.

2.54 Words and Headings

As used herein, the masculine gender shall be deemed to refer to the feminine and the singular person shall be deemed to refer to the plural, wherever appropriate. The subject headings and subheadings in the Plan are inserted for convenience and reference only, and in the event of any conflict between the text of any provision of the Plan and the heading thereof, the text shall control.

Article 2	Definitions

ARTICLE 3 PARTICIPATION

3.1 Date of Participation

(a)	Any Employee who was a Participant in the Plan on December 31, 2005 shall continue to be a Participant on and after January 1, 2006.

(b)	Subject to the provisions of Section 3.2 of the Plan, an Employee employed by an Employer on or after January 1, 2006, is eligible to participate in the Plan if he is:

(i)	Employed in the United States by an Employer or, a citizen of the United States employed outside of the United States (except Employees of a division or subsidiary of the Company operating primarily in Puerto Rico), and would be eligible to participate in the Wyeth Retirement Plan - United States upon his completion of one Year of Eligibility Service (as defined in the Wyeth Retirement Plan); and

(ii)	Age 21 or older.

An Employee who satisfies the above requirement shall become a Participant in the Plan as of the Entry Date that follows the later of his date of hire or attainment of age 21.

3.2 Excluded Employees

The following classes of Employees shall not be eligible to participate in the Plan:

(a)	An individual who is a Leased Employee of an Employer shall not be eligible to participate in the Plan; and

(b)	Employees represented by a collective bargaining unit unless the collective bargaining agreement expressly provides for participation in the Plan.

3.3 Reemployment

A Former Participant who is reemployed by an Employer and is not in an excluded class of Employees described in Section 3.2 of the Plan, shall become a Participant in the Plan on the date he is reemployed and shall be eligible to make contributions to the Plan as of such date. Upon reemployment, such a Former Participant shall be credited with his Continuous Service that he had under the Plan at the time of his prior termination from employment.

Article 3	Participation

An Employee who incurs a Severance From Employment before becoming a Participant in the Plan, and is reemployed by an Employer, shall become a Participant in the Plan upon satisfying the eligibility requirements of Section 3.1 of the Plan.

The automatic enrollment provisions of Section 4.12 of the Plan shall apply to an Employee, including a Former Participant, who is reemployed by an Employer on or after January 1, 2007.

3.4 Collective Bargaining Agreements, Etc.

If a Participant becomes covered by a collective bargaining agreement or is otherwise transferred to a position with an Employer that makes him ineligible to participate in the Plan, his participation in the Plan shall cease but he shall not be considered to have terminated employment. If such Employee subsequently ceases to be covered by a collective bargaining agreement or is otherwise transferred to a position that makes him eligible to participate in the Plan, he shall be immediately eligible to participate in the Plan. Notwithstanding the foregoing, an Employee who becomes covered by a collective bargaining agreement that makes him ineligible to participate in the Plan shall be eligible to take a hardship withdrawal or a loan from the Plan pursuant to Section 9.1 and Article Ten of the Plan, respectively.

Article 3	Participation

ARTICLE 4 CONTRIBUTIONS

4.1 Salary-Deferral Contributions

(a)	Each Participant may authorize his Employer, in the manner prescribed by the Plan Administrator, to contribute to the Trust on his behalf a Salary-Deferral Contribution with respect to each Plan Year which shall be allocated to his Salary-Deferral Account. A Participant may elect to have his before-tax Covered Compensation reduced by a whole percentage from 1% to 16% (effective as of January 1, 2007, 1% to 50%) and allocated to his Salary-Deferral Account. Such Salary-Deferral Contributions shall be remitted to the Plan by the Participant’s Employer as soon as such contributions can reasonably be segregated from the Employer’s general assets after the date on which he could have received such amounts in cash.

(b)	Before a contribution is made as a Salary-Deferral Contribution to the Plan, the Plan Administrator may, in its discretion, decide that if the Average Actual Deferral Percentage Test set forth in Section 4.9 of the Plan may not be met, a portion or all of such contribution for a Highly Compensated Employee that would otherwise have been allocated as a Salary-Deferral Contribution shall in lieu thereof be allocated to an After-Tax Contributions Account in accordance with a formula determined by the Plan Administrator.

4.2 After-Tax Contributions

A Participant may elect to reduce his after-tax Covered Compensation, in the manner prescribed by the Plan Administrator, by a stated whole percentage from 1% to 16% (effective January 1, 2007, 1% to 50%) and allocate such amount to his After-Tax Contributions Account.

4.3 Total Amount of Contributions

Notwithstanding Sections 4.1 and 4.2 of the Plan, the combination of Salary-Deferral Contributions and After-Tax Contributions for any Participant shall not be less than 1% nor exceed 16% (effective January 1, 2007, 50%) of the Participant’s Covered Compensation for the Plan Year.

Article 3	Contributions

4.4 Catch-Up Contributions

Participants who are eligible to make Salary-Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan in implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

4.5 Maximum Amount of Salary-Deferral Contributions

The maximum amount of Covered Compensation that a Participant is permitted to defer to the Plan and any qualified plan maintained by an Employer during any Plan Year shall not exceed the dollar limit under Section 402(g) of the Code in effect for such Plan Year, except to the extent permitted under Section 4.4 of the Plan and Section 414(v) of the Code. The dollar limit shall be adjusted by the Secretary of Treasury pursuant to Section 402(g)(5) of the Code.

(a)	If a Participant’s Salary-Deferral Contributions reach the maximum limit described in preceding paragraph, the amount of his Covered Compensation that would have been allocated to his Salary-Deferral Account shall be allocated to his After-Tax Contributions Account.

(b)	To the extent a Participant’s Salary-Deferral Contributions exceed the dollar limit under Section 402(g) of the Code (“Excess Salary-Deferral Contributions”) and are not reallocated to his After-Tax Contributions Account as described in Section 4.5(a) of the Plan, such Excess Salary-Deferral Contributions, plus any Income and minus any loss allocable thereto, shall be distributed to the Participant no later than April 15.

(c)	For the 2006 and 2007 Plan Years, Excess Salary-Deferral Contributions shall be adjusted for any Income or loss between the end of the Plan Year and the date of distribution (the “GAP Period”). The Income or loss allocable to excess deferrals during the GAP Period is the sum of:

Article 4	Contributions

(i)	The Income or loss allocable to the Participant’s Salary-Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Salary-Deferral Contributions for the year and the denominator is the Participant’s Account balance attributable to Salary-Deferral Contributions without regard to any Income or loss occurring during such taxable year; and

(ii)	10 percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Excess Salary-Deferral Contributions shall be treated as Annual Additions unless such amounts are distributed to the Participant no later than April 15 of the year following the year in which such Excess Salary Deferral Contributions are contributed.

4.6 Matching Contributions

An Employer shall contribute to a Participant’s Matching Contributions Account, a Matching Contribution in an amount equal to 50% of up to the first six percent (6%) of Covered Compensation that the Participant elects to either defer as a Salary-Deferral Contribution or make as an After-Tax Contribution to the Plan in a Plan Year. Such Matching Contribution shall be contributed to the Plan in accordance with the Participant’s regularly scheduled payroll period.

4.7 Matching Contributions to be made from Earnings and Profits

Matching Contributions shall only be made out of current income or accumulated retained earnings. Each Employer shall make Matching Contributions only with respect to its own Employees, provided, however, that if an Employer is prevented from making all or part of the Matching Contribution for any Plan Year by reason of insufficient accumulated retained earnings as of the close of such Plan Year, then a contribution equal to the amount which it is prevented from making for such year may be made by the Company if it is not prevented from contributing for such year. The foregoing proviso shall be interpreted in accordance with Section 404(a)(3)(B) of the Code, unless otherwise determined by the Company.

Article 4	Contributions

4.8 Changes and Suspensions of Salary-Deferral and After-Tax Contributions

A Participant, in accordance with the procedures prescribed by the Plan Administrator, may change the rate of, or suspend his, Salary-Deferral Contributions (including Catch-Up Contributions) and After-Tax Contributions once each calendar month. Such change, or suspension, shall be effective on the first pay day of the following month.

4.9 Limitation on Salary-Deferral Contributions

(a)	Actual Deferral Percentage Test. An Employer shall not permit a Participant to defer an amount of Covered Compensation that would cause the Plan to not satisfy at least one of the following tests in any Plan Year:

(i)	The Actual Deferral Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Actual Deferral Percentage for all other eligible Employees who are Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)	The Actual Deferral Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Actual Deferral Percentage for all other eligible Employees who are Non-Highly Compensated Employees for the current Plan Year multiplied by 2.0, provided that the Actual Deferral Percentage for the group of Highly Compensated Employees does not exceed the Actual Deferral Percentage of all other eligible Employees who are Non-Highly Compensated Employees for the current Plan Year by more than two (2) percentage points.

In applying the foregoing limitations, an Employee is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, an Employee is a Non-Highly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year. The Actual Deferral Percentage for a specified group of Employees for an applicable Plan Year shall be the average of ratios (calculated separately for each Employee in such group) of (1) the amount of Salary-Deferral Contributions actually paid over to the Trust on behalf of each such Employee for such Plan Year, to (2) the Employee’s Compensation for that portion of the applicable Plan Year during which the Employee was eligible to participate. In computing the Actual Deferral Percentage, Salary-Deferral Contributions shall not include any amounts properly returned to (3) the Participant as excess Annual Additions under Article Eleven of the Plan; or (4) a Non-Highly Compensated Employee as Excess Salary-Deferral

Article 4	Contributions

Contributions under Section 4.5 of the Plan. The Actual Deferral Percentage for a Participant who makes no Salary-Deferral Contributions during a Plan Year shall be 0%. Contributions taken into account for purposes of determining the Actual Deferral Percentage test must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate. In the event Salary-Deferral Contributions are used to satisfy the Average Contribution Percentage test under Section 4.10 of the Plan, the Actual Deferral Percentage test must be satisfied both with and without inclusion of the Salary-Deferral Contributions used in the Average Contribution Percentage test.

The Actual Deferral Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who has Salary-Deferral Contributions allocated to his account under two or more plans of an Employer, shall be determined as if all such contributions were made under a single plan. If the above plans have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section 4.9 of the Plan shall be applied by determining the Actual Deferral Percentages of Participants as if all such plans were a single plan. Plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year and use the same Actual Deferral Percentage testing method.

An Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test. The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b)

Excess Contributions. Notwithstanding the foregoing paragraph, with respect to any Plan Year in which Salary-Deferral Contributions on behalf of Highly Compensated Employees exceed the applicable limit, the Plan Administrator shall reduce the amount of the Excess Contributions made on behalf of the Highly Compensated Employees (determined by reducing such contributions in order of actual deferral percentages beginning with the highest), and shall distribute any Excess Contributions which exist after such reduction, as adjusted by the Income or loss allocable to such Excess Contributions, to the affected Highly Compensated Employees no later than March 15 of the year following the Plan Year in which any such Excess Contributions arose, but in no event shall such amounts be distributed later than the end of the Plan Year following the Plan Year for which such Excess Contributions were allocated. Excess Contributions are allocated to the Highly Compensated Employees with the largest amount of Salary-Deferral Contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of Salary-Deferral Contributions and continuing in descending order

Article 4	Contributions

until all Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions.

For purposes of this Section 4.9(b) of the Plan, “Excess Contributions” shall mean, with respect to any Plan Year, the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of the Highly Compensated Employees over the maximum amount of such contributions permitted by the Actual Deferral Percentage test. The Income or loss allocable to the Excess Contributions shall be the amount determined by multiplying the Income or loss allocable to the Participant’s accounts containing the Excess Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant’s account balance in his accounts containing the Excess Contributions as of the Valuation Date of the Plan Year in which the Excess Contribution is made without regard to any gain or loss allocable to such total amount for the Plan Year.

For the 2006 and 2007 Plan Years, Excess Contributions shall be adjusted for any Income or loss during the GAP Period as defined in Section 4.5 of the Plan. The Income or loss allocable to Excess Contributions during the GAP Period is the sum of: (i) the Income or loss allocable to the Participant’s Salary-Deferral Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s account balance attributable to Salary-Deferral Contributions as of the beginning of the Plan Year and Salary-Deferral Contributions made during the Plan Year; and (ii) 10 percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

4.10 Limitation on After-Tax Contributions and Matching Contributions

(a)	Actual Contribution Percentage Test. An Employer shall not make Matching Contributions to the Plan which would cause the Plan not to satisfy at least one of the following tests in any Plan Year:

(i)	The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Average Contribution Percentage for all other eligible Employees who are Non-Highly Compensated Employees in the current Plan Year multiplied by 1.25; or

(ii)

The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Average Contribution Percentage for all other eligible Employees who are Non-Highly Compensated Employees in the current Plan Year multiplied by 2.0, provided that the Average Contribution Percentage for the group of

Article 4	Contributions

Highly Compensated Employees does not exceed the Average Contribution Percentage for all other eligible Employees who are Non-Highly Compensated Employees in the current Plan Year by more than two (2) percentage points.

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year. For purposes of this Section 4.10 of the Plan, the Average Contribution Percentage for a specified group of Employees shall be the average of the ratios (calculated separately for each Employee in the group) of (i) the matching contributions under the Plan on behalf of the Employee for the applicable Plan Year, to (ii) the Employee’s Compensation for that portion of the applicable Plan Year during which the Employee was eligible to participate. For purposes of this Section 4.10 of the plan, the Contribution Percentage for any Participant who makes no After-Tax Contributions or does not receive a Matching Contribution shall be 0%. For purposes of determining Contribution Percentages, Salary-Deferral Contributions are considered to have been made in the Plan Year in which contributed to the Trust.

Contributions shall be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. In computing Contribution Percentages, the Plan Administrator may include Excess Salary-Deferral Contributions, except for Excess Salary-Deferral Contributions which are properly distributed as excess Annual Additions.

In computing Contribution Percentages, the Plan Administrator shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which the Matching Contributions relate are Excess Salary-Deferral Contributions, Excess Contributions or Excess Aggregate Contributions.

In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section 4.10 of the Plan shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same Average Contribution Percentage testing method.

In the event that the Actual Contribution Percentage for Highly Compensated Employees exceeds the percentage permitted above, the excess aggregate Matching Contributions and After-Tax Contributions, if any, attributable to each Highly Compensated Employee shall be determined above. The portion of the excess which consists of After-Tax Contributions (together with the Income, or

Article 4	Contributions

less the loss, allocable to such contributions) shall be distributed first. The Employee shall forfeit all or a sufficient portion of such amount as consists of Matching Contributions (together with the Income, or less the loss, allocable to such contributions). The Plan Administrator shall direct the Trustee to distribute not later than the next following March 15 to the Employee such designated amount (together with any Income, or reduced by any loss, allocable to it). The Income or loss allocable to the Employee’s forfeited Matching Contributions or his designated amount of After-Tax Contributions shall be determined by multiplying the Income or loss allocable for the Plan Year to the Employee’s total Matching Contributions (or his Additional After-Tax Contributions) for the Plan Year and the denominator of which is the sum of the Participant’s account balances attributable to Matching Contributions (or After-Tax Contributions) on the last day of the Plan Year.

(b)	Excess Aggregate Contributions. “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of the aggregate amount taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum aggregate amount permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). The determination of Excess Aggregate Contributions shall be made pursuant to this Section 4.10 of the Plan. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted by the Income or loss allocable to such Excess Aggregate Contribution. The Income or loss allocable to the Excess Aggregate Contributions shall be the amount determined by multiplying the Income or loss allocable to the Participant’s Account containing the excess amounts for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant’s account balance in the accounts containing the excess amounts as of the last Valuation Date of the Plan Year in which the Excess Aggregate Contribution is made without regard to any gain or loss allocable to such total amount.

For the 2006 and 2007 Plan Years, Excess Aggregate Contributions shall be adjusted for any Income or loss during the GAP Period as defined in Section 4.5 of the Plan. The Income or loss allocable to Excess Aggregate Contributions during the GAP Period is the sum of: (1) the Income or loss allocable to the Participant’s After-Tax Contributions Account and Matching Contributions Account, and if applicable, Salary-Deferral Contributions Account for the Plan Year (provided such accounts are not used in the ADP test) multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s account balance(s) attributable to the Excess Aggregate Contribution amounts without regard to any Income or loss occurring during such Plan Year; and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Article 4	Contributions

4.11 Rollover Contributions From Other Qualified Plans

A Participant, with the approval of the Plan Administrator (or its delegate) and upon a determination by the Plan Administrator that a distributing plan is an Eligible Retirement Plan, may make, and that Plan shall accept, a Rollover Contribution on the Participant’s behalf. The Rollover Contributions shall be subject to all of the terms and conditions of the Plan after it is rolled over, and shall be fully vested at all times. The Rollover Contribution shall be deposited in the Participant’s Rollover Account and invested in accordance with the Participant’s investment elections in effect at the time of the Rollover Contribution. The Plan Administrator (or its delegate) may require a Participant to furnish such evidence as the Plan Administrator may deem necessary or appropriate.

For purposes of this Section 4.11 of the Plan, a Rollover Contribution means an Eligible Rollover Distribution within the meaning of Section 402(c)(4) of the Code; and

(a)	A contribution by a Participant of a distribution received from a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code, including After-Tax Contributions, provided the Participant makes the contribution within 60 days of his receipt of a distribution which satisfied the requirements of Section 402(c)(1) of the Code; or

(b)	A direct transfer of the Participant’s interest from the trustee of a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code, including after tax contributions.

The Plan Administrator shall accept distributions made from any defined benefit pension plan maintained by the Company which is qualified under Section 401(a) of the Code provided, however, if the distribution is payable to the Participant, the Rollover Contribution must be received by the Plan no later than the 60th day after the distribution was payable to the Participant.

Article 4	Contributions

4.12 Automatic Enrollment

(a)	This Section 4.12 of the Plan shall apply to Employees who become Participants in the Plan on or after January 1, 2007 and Employees (including Former Participants) who are reemployed by an Employer on or after January 1, 2007.

(b)	Each Participant who does not affirmatively elect to, or not to, make Salary-Deferral Contributions or After-tax Contributions to the Plan shall automatically have his before-tax Covered Compensation reduced by 3% and have such amount contributed to the Plan as Salary-Deferral Contributions beginning with the first day of the first administratively practicable payroll period following the date the employee becomes a Participant.

(c)	Each year thereafter, such Participant shall be deemed to have elected to increase his Salary-Deferral Contribution election by one percent (1%) per year until his Salary-Deferral Contribution level is six percent (6%) of his Covered Compensation.

(d)	Absent a direction by the Participant pursuant to Article Seven of the Plan, Salary-Deferral Contributions made pursuant to this Section 4.12 of the Plan shall be invested in a default Investment Fund designated by the Plan Administrator from time to time.

(e)	This Section 4.12 of the Plan shall cease to apply to a Participant who makes election to increase or decrease the amount of, or cease making, Salary-Deferral Contributions to the Plan.

Article 4	Contributions

ARTICLE 5 VESTING

5.1 Vesting of Salary Deferral, After-Tax and Rollover Contributions

A Participant shall be fully vested at all times in the portion of his Account attributable to his Salary-Deferral Account, After-Tax Contributions Account and Rollover Account.

5.2 Vesting of Matching Contributions

A Participant shall be vested in the portion of his Account attributable to his Matching Contributions Account in accordance with the following schedule:

Years of Continuous Service	Vesting Percentage
After 1 Year	0%
After 2 Years	25%
After 3 Years	50%
After 4 Years	75%
After 5 Years	100%

Notwithstanding the foregoing, a Participant shall be fully vested in his Matching Contributions Account upon the first to occur of:

(a)	The attainment of Normal Retirement Date;

(b)	The Participant’s death; or

(c)	Upon termination of the Plan or complete cessation of contributions to the Plan, or to the extent that the Participant is affected, a partial termination of the Plan.

5.3 Application of Forfeited Amounts

Amounts forfeited by a Participant shall be applied against the amount of Matching Contributions to be made by the Participant’s Employer for that Plan Year in accordance with rules established by the Plan Administrator.

Article 5	Vesting

5.4 Forfeiture of Nonvested Matching Contributions

The nonvested portion of a Participant’s Account shall be forfeited upon distribution of his Account in a lump-sum payment. Such nonvested portion shall be restored only if the Participant is reemployed prior to incurring five consecutive One-Year Periods of Severance.

Notwithstanding the foregoing, a Participant shall not incur a One-Year Period of Severance with respect to any period during which he is on a leave of absence under the federal Family and Medical Leave Act, Maternity/Paternity Leave or Military Leave.

Article 5	Vesting

ARTICLE 6 PARTICIPANT’S ACCOUNT

6.1 Separate Accounts

The Trustee shall maintain separate accounts for each Participant and Former Participant in the Trust. Each Participant’s or Former Participant’s Account shall be divided into separate subaccounts: the Salary-Deferral Account, QVEC Account, the After-Tax Contributions Account and the Matching Contributions Account and the Rollover Account.

6.2 Separate Accounting

The amounts in a Participant’s Salary-Deferral Account, QVEC Account, After-Tax Contributions Account, Matching Contributions Account and Rollover Account shall at all times be separately accounted for by adjusting such accounts for withdrawals, distributions and contributions. Withdrawals, distributions, forfeitures (from Matching Contributions Accounts), and other credits or charges shall be separately allocated among Salary-Deferral Accounts, After-Tax Contributions Accounts, Matching Contributions Accounts, and Rollover Accounts on a reasonable and consistent basis.

6.3 Valuation of Trust

The assets of the Participants’ Accounts shall be held by the Trustee in the Trust. The assets of the Trust Fund shall be valued by the Trustee at the close of each business day. In making such valuation, the Trustee shall take into account earnings or losses of the Trust Fund net of reasonable expenses and capital appreciation or depreciation in such assets whether or not realized. The method of valuation shall be determined by the Trustee, and shall be followed with reasonable consistency from period to period. The amount credited to the Accounts of all Participants shall be adjusted as of each Valuation Date so as to be equal to the value of such

Article 6	Participant’s Account

assets on such date. The settlement of the Accounts of a Participant shall be based upon the amount credited to his Accounts (pursuant to Article Seven of the Plan) as of the most recent valuation completed prior to issuance of payments provided the Participant submits all documentation required to make settlement in the form, time and manner prescribed by the Plan Administrator. In making the adjustments, the Participants’ Accounts shall be reduced by any payments made from the Participants’ Accounts and increased by any contributions made since the last adjustment.

Article 6	Participant’s Account

ARTICLE 7 INVESTMENTS

7.1 Investment of Participant’s Account

Salary-Deferral Contributions shall be paid to the Trustee and allocated to the Participant’s Salary-Deferral Account. After-Tax Contributions shall be paid to the Trustee and allocated to the Participant’s After-Tax Contributions Account. A Participant may elect to have amounts credited to his Salary-Deferral Account, After-Tax Contributions Account, Matching Contributions Account and Rollover Account invested in the Investment Funds in whole percentages, in such a manner that the combination of the percentage for each Investment Fund equals 100%. A Participant shall not be required to invest each type of contribution in the same Investment Funds.

7.2 Matching Contributions Account

Matching Contributions shall be made by an Employer in the form of cash, which shall be allocated to the Participant’s Matching Contributions Account and invested in the Investment Funds as directed by the Participant.

7.3 Investment of Rollover Account

Rollover Contributions made to the Plan by a Participant in accordance with Section 4.11 of the Plan, shall be allocated to the Participant’s Rollover Account and invested in the Investment Funds as directed by the Participant.

7.4 Investment of Income

Income received from investments in the Investment Funds in the Account of a Participant shall be reinvested in the Investment Fund from which it is derived.

Article 7	Investments and Other Provisions Affecting Contributions

7.5 Temporary Investments and Investment in Wyeth Common Stock

The assets of the Trust Fund may be invested in the Wyeth Common Stock Fund, without regard to the percentage of the total fair market value of the Trust Fund or any Participant’s Account which the Wyeth Common Stock Fund comprises. Pending investment or reinvestment or pending payments or distribution, all or part of the Trust Fund may be invested temporarily in accounts with financial institutions or short-term financial instruments.

7.6 Change in Investment Election for Future Contributions

A Participant may change his investment election for his future Salary-Deferral Contributions, After-Tax Contributions and Rollover Contributions by contacting the Trustee/Recordkeeper on any business day. The Plan Administrator may issue rules for such changes in investment elections including rules with respect to the time, manner and form in which such changes are made.

7.7 Change in Investment Election for Existing Account

A Participant or Former Participant may transfer all or a portion of his Account in any of the Investment Funds to another Investment Fund available under the Plan by contacting the Trustee/Recordkeeper on any business day. Such a transfer shall be subject to any transfer restrictions imposed by the Investment Fund’s management as set forth in a prospectus with respect to that Investment Fund. The Plan Administrator may issue rules for such changes in investment elections, including rules with respect to the time, manner and form in which such changes are made.

7.8 Return of Matching Contributions

In the event a Matching Contribution (a) is made under a mistake of fact, or (b) is conditioned upon deduction of the contribution under Section 404 of the Code and such deduction is disallowed, or (c) is conditioned upon qualification of the Plan under Section 401(a) of the Code and the Plan does not so qualify, such contribution may be returned to the Employer within ninety days after the payment of the contribution, the disallowance of the deduction, or the date of denial of the Plan qualification, whichever is applicable.

Article 7	Investments and Other Provisions Affecting Contributions

ARTICLE 8 DISTRIBUTIONS

8.1 Distribution Upon Severance From Employment

Upon incurring a Severance From Employment, if the value of a Participant’s vested Account exceeds $1,000, his Account shall not distributed without his consent before his Normal Retirement Date. If a Participant incurs a Severance From Employment on or after his Normal Retirement Date, the Participant’s Accounts shall be distributed to him in a lump-sum payment in cash, unless he elects, pursuant to Section 8.7 of the Plan, to receive the portion of his Account invested in the Wyeth Common Stock Fund, if any, in Wyeth Common Stock.

8.2 Partial Distribution By Former Participants

A Former Participant may elect to take a partial distribution from his Account, for any reason, if the following requirements are satisfied:

(a)	Each partial distribution shall be made pursuant to instructions sent by the Participant to the Trustee/Recordkeeper in accordance with procedures prescribed by the Plan Administrator;

(b)	A Participant may make such a partial distribution at any time, provided, however, that the minimum amount of each withdrawal must be at least $1,000;

(c)	Each partial distribution shall be made from the Investment Funds in the Participant’s Account as specified by the Participant in instructions provided as described in subsection (a) above. If a Participant fails to provide such instructions, the partial distribution shall be charged proportionately to such Participant’s Investment Funds in his Account as of the most recent Valuation Date; and

(d)	All partial distributions from a Participant’s Account shall be made in cash or Wyeth common stock, if applicable, as elected by the Participant in instructions provided in accordance with subsection (a) above. If no such election is made, all such partial distribution shall be made in cash.

8.3 Distribution After Death

After the death of a Participant, the Trustee, pursuant to directions from the Plan Administrator, shall make a lump-sum payment of the entire value of the deceased Participant’s

Article 8	Distributions

Account to the Participant’s surviving Spouse or other designated Beneficiary. The benefit payable under this Section 8.3 of the Plan shall be distributed to the Participant’s designated Beneficiary no later than one year after the Participant’s death, but if the designated Beneficiary is the Participant’s surviving Spouse, his Account shall be distributed no later than the date on which the Participant would have attained age 70 1/2 if he had lived. If the Participant has no designated Beneficiary or surviving Spouse, the Participant’s Account shall be distributed within five years after the Participant’s death as provided in Section 8.5 of the Plan.

8.4 Designation of Beneficiary

A Participant shall designate a Beneficiary or Beneficiaries to receive his Account in the event of his death. If the Participant is married at the time of a designation of a Beneficiary, his Spouse must consent in writing to a designation of another person as his Beneficiary on a form provided by the Plan Administrator. The consent must acknowledge the effect of such election and the consent must be witnessed by a notary public. If a Participant does not have a Spouse, his Beneficiary designation may be changed at any time and shall cease to be effective if he thereafter becomes married. To be effective, the original designation of the Beneficiary and any subsequent change must be in writing on the form provided for that purpose by the Plan Administrator and on file with the Plan Administrator at the date of death of the Participant. The Plan Administrator shall not recognize any Beneficiary designation or change in a Beneficiary designation unless the designation or change is in writing and on file with the Plan Administrator on the date of the Participant’s death.

8.5 Failure to Designate a Beneficiary

In the event that a Participant has no surviving Spouse at the time of his death, there is no valid Beneficiary designation on file with the Plan Administrator or his designated Beneficiary

Article 8	Distributions

predeceases him, the Participant’s Account shall be paid in the following order of priority:

(a)	First, to the Participant’s surviving children (if any), in equal shares;

(b)	Second, if there are no surviving children, to the Participant’s surviving parents, if any, in equal shares; and

(c)	Finally, if there are no surviving parents, to the legal representatives of the Participant’s estate.

8.6 Cash-Out

If a Participant incurs a Severance From Employment, the vested portion of his Account shall be distributed to him if the value of his vested Account does not exceed $1,000.

8.7 Election of Wyeth Common Stock; Converting Common Stock to Cash.

If prior to the date of distribution, in accordance with rules prescribed by the Plan Administrator, the Participant or other Distributee elects to receive the Wyeth Common Stock Fund portion of his Account in Common Stock, he shall receive the number of shares of Common Stock in such Account. Otherwise, all distributions shall be in cash in a lump sum. Common Stock converted into cash shall be valued as the Valuation Date set forth in Section 6.3 of the Plan. Distribution shall be made as soon thereafter as is practicable in accordance with rules prescribed by the Plan Administrator.

8.8 Time Distributions Are to Begin

In general, distribution of a Participant’s Account shall begin not later than the sixtieth day after the later of the close of the Plan Year in which:

(a)	Such Participant attains his Normal Retirement Age; or

(b)	Such Participant’s Severance from Employment occurs.

Subject to Section 8.9 of the Plan, no person subject to Section 16(b) of the Securities Exchange Act of 1934 shall receive a distribution earlier than six months from the date of his retirement or other Severance From Employment unless the Plan Administrator in its discretion shall authorize an earlier distribution in accordance with this Section 8.8 of the Plan.

Article 8	Distributions

8.9 Required Minimum Distributions

(a)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)	Death of a Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:

(1)

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (a)(ii), other than subsection (a)(ii)(1), shall apply as if the surviving Spouse were the Participant.

For purposes of this subsection (a)(ii) and subsection (iii), unless subsection (a)(ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (a)(ii)(4), distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under (a)(ii)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection (a)(ii)(1), the date distributions are considered to begin is the date distributions actually commence.

Article 8	Distributions

(iii) Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with subsections (b) and (c). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder.

(b)	Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distributions For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(1)	The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)	If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and the Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions shall be determined under this subsection (b) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c)	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

Article 8	Distributions

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent calendar year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of the September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in subsection (c)(i).

Article 8	Distributions

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required To Begin. If the Participant dies before the date distributions begin, the Participant’ surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subsection (a)(ii)(1), this subsection (c)(ii) shall apply as if the surviving Spouse were the Participant.

(d)	Definitions.

(i)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.4 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to subsection (a)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)

Participant’s Account Balance. The Account Balance as of the last valuation in the calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account Balance as of the date in the valuation calendar year after the valuation date and decreased by distributions made in the valuation

Article 8	Distributions

calendar year after the valuation date. The Participant’s Account Balance in the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)

Required Beginning Date. With respect to a Participant who is not a five percent (5%) owner of an Employer, Required Beginning Date means April 1 of the calendar year following the later to occur of the calendar year in which the Participant attains age 70 1/2 of the calendar year in which the Participant retires. With respect to a Participant who is a 5% owner, Required Beginning Date means April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

(e)	TEFRA Section 242(b)(2) Elections. Notwithstanding the foregoing, distributions may be made under a designation made before January 1, 1984 in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

8.10 Amount of Distribution Cannot be Ascertained or Participant or Beneficiary Cannot be Located

If the amount of a payment required to commence by a certain date in accordance with the Plan cannot be ascertained by such date, or if it is not possible to make payment on such date because the Plan Administrator has been unable to locate the Participant or Beneficiary, a payment retroactive to such date shall be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located.

If after reasonable effort the Plan Administrator cannot locate the Participant or Beneficiary, the Participant’s Account shall be forfeited. The amount of such forfeiture shall reduce the Matching Contribution required to be made by am Employer. Any such forfeited Account shall be reinstated and become payable if a claim therefore is made by the Participant or Beneficiary which is approved by the Plan Administrator.

8.11 Withholding Tax on Distributions

Distributions under the Plan shall be subject to tax withholding under all applicable tax laws.

Article 8	Distributions

8.12 Plan to Plan Transfers

The Plan Administrator may exercise its discretion from time to time to authorize the transfer of account balances for one or more Participants of such Participant’s Accounts (including the vested portion of his Matching Contributions Account) to another plan in which such Participant also participates if such other plan also qualifies when applicable, under Section 401(a) and Section 401(k) of the Code, provided that the Plan Administrator is satisfied that such other plan shall accept the transfer of such account balances and that such plan to plan transfer is otherwise in accordance with the applicable qualification requirements of the Code.

8.13 Rollover of Eligible Rollover Distributions From the Plan.

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 8.13 of the Plan, as Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. However, notwithstanding the above, the Plan Administrator may adopt procedures wherein the Plan shall not make a distribution pursuant to this Section 8.13 of the Plan unless the Eligible Rollover Distribution is at least $200, and that the Plan shall directly rollover only a portion of an Eligible Rollover Distribution if the portion to be rolled over is at least $500.

(b)	If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)	The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(ii)	That the Participant, after receiving the notice, affirmatively elects a distribution.

8.14 Qualified Hurricane Katrina Distribution (“QHKD”).

(a)	A Qualified Individual may request up to $100,000 be distributed to him from the Salary-Deferral Contributions in his Account in the Plan for a Qualified Hurricane Katrina Distribution (“QHKD”).

Article 8	Distributions

(b)	Definitions. The following definitions shall apply for purposes of this Section 8.14 of the Plan:

(i)	“Qualified Individual” means an individual whose principal place of abode on August 28, 2005 was located in the state of Louisiana, Mississippi, Alabama, or Florida and who has sustained an economic loss by reason of Hurricane Katrina.

(ii)	“Qualified Hurricane Katrina Distribution” or “QHKD” means any distribution taken between August 25, 2005 and January 1, 2007 by a Qualified Individual who has sustained an economic loss due to Hurricane Katrina.

(c)	Representations of Participant. The Plan Administrator may rely upon the reasonable representations of the Qualifying Individual with respect to his principal place of abode on August 25, 2005 and whether he suffered an economic loss due to Katrina. This reliance does not apply if the Plan Administrator has actual knowledge to the contrary.

(d)	Special Rules for QHKDs

(i)	A QHKD may be repaid to the Plan during a three-year period beginning the day after the date the QHKD is received by the Participant. The contributions may be repaid in one or more deposits to the Plan. Such contributions shall be treated as a rollover contribution to the Plan made by a direct deposit made within 60 days of receipt.

(ii)	A QHKD shall be treated as if it is not eligible for a rollover. Therefore, it shall not be subject to the rollover distributions notice required under Section 402(f) of the Code or to the 20% mandatory tax withholding.

(iii)	A QHKD shall be considered to be a distributable event for purposes of the Plan.

Article 8	Distributions

ARTICLE 9 WITHDRAWALS

9.1 Hardship Withdrawals

A Participant can withdraw amounts from his Salary-Deferral Account (except Income attributable to the Salary-Deferral Account earned after January 1, 1989), Rollover Account and vested amounts in his Matching Contribution Account on account of a hardship. For the withdrawal to constitute a hardship, the withdrawal (1) must be made on account of an immediate and heavy financial need of the Participant, and (2) must be necessary to satisfy that need. The determination of whether a Participant has an immediate and heavy financial need is to be made by the Plan Administrator on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. The following types of expenses shall be deemed to constitute an immediate and heavy financial need for purposes of this Section 9.1 of the Plan:

(a)	Medical expenses (described in Section 213(d) of the Code) incurred by the Participant or his Spouse or dependents (as defined in Section 152 of the Code);

(b)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children or dependants;

(d)	To prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(e)	The payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependent (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code); or

(f)	Expenses for the repair of damage to a Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

Other types of expenses that the Internal Revenue Service deems are immediate and heavy financial needs as set forth in the publication of revenue rulings, notices and other documents of general applicability shall be deemed to constitute an immediate and heavy financial need for purposes of this Section 9.1 of the Plan.

Article 9	Withdrawals

The requirement that a hardship withdrawal must be necessary to satisfy an immediate and heavy financial need shall be met if the funds cannot be obtained from other resources reasonably available to the Participant and the amount distributed does not exceed the amount required to relieve the financial need. Before a Participant can make a hardship withdrawal, he must first withdraw all amounts in his After-Tax Contributions Account available for withdrawal, and take out a loan on amounts in his Account, if available. To the extent that a Participant cannot access funds necessary to meet his immediate and heavy financial need by a loan from his Plan Accounts or by a withdrawal of available amounts in his After-Tax Contributions Account, the Participant must do (a) and (b) as follows:

(a)	The Participant must furnish the Plan Administrator with a signed statement representing that the required funds cannot be obtained:

(i)	Through reimbursement or compensation by insurance;

(ii)	By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; for this purpose, the Participant’s assets shall be deemed to include those assets of the Participant’s Spouse and minor children that are reasonably available to the Participant;

(iii)	By discontinuing his Salary-Deferral Contributions and After-Tax Contributions to the Plan; or

(iv)	By borrowing from plans maintained by any other employer or by borrowing from commercial sources on reasonable commercial terms.

(b)	The Participant must suspend all Salary-Deferral Contributions (including Catch-Up Contributions) and After-Tax Contributions to the Plan.

A Participant shall notify the Plan Administrator in writing of his request to make a hardship withdrawal on a form provided by the Plan Administrator pursuant to rules established by the Plan Administrator. Hardship withdrawals shall also meet the following requirements:

Article 9	Withdrawals

(a)	No more than one hardship withdrawal per Plan Year shall be permitted.

(b)	The minimum hardship withdrawal shall be $500.00.

(c)	The hardship withdrawal shall not exceed the amount of the Participant’s Salary-Deferral Account, Rollover Account, and the vested portion of his Matching Contributions Account.

(d)	The amount of the hardship withdrawal shall be deducted from the Participant’s Salary-Deferral Account, Rollover Account and Matching Contributions Account, as the case may be, and the balance remaining after the withdrawal shall then constitute the total value of the Participant’s Salary-Deferral Account, Rollover Account and Matching Contributions Account. Hardship withdrawals shall first be made from the Participant’s Salary-Deferral Account and when that is exhausted, may be made from the Rollover Account (until exhausted) and then from the vested portion of the Matching Contributions Account in that order. Such withdrawals shall be made from the Investment Funds in Participant’s Accounts as designated by the Participant in writing to the Trustee/Recordkeeper. If a Participant fails to provide such instructions, each Account shall be charged proportionately based on the foregoing sentences and on the status at the most recent Valuation Date with respect to the different investment options in the Accounts elected pursuant to Section 7.1 of the Plan.

(e)	All hardship withdrawals shall be made in cash. Conversion of Wyeth Common Stock to cash shall be done in the manner described in Section 8.7 of the Plan.

(f)	All hardship withdrawals shall be paid in an amount determined in the discretion of the Plan Administrator (including amounts representing the amount of federal, state and local taxes the Participant shall incur as a result of the withdrawal) in accordance with the hardship withdrawal application submitted by the Participant, based on the amount in the Participant’s Account as of the Valuation Date after the Plan Administrator makes its determination.

(g)	In addition to a Participant’s written request for a hardship withdrawal, the Participant must submit any additional documentation that the Plan Administrator may determine is necessary to evidence the nature and extent of the immediate and heavy financial need.

After receipt by a Participant of a hardship withdrawal, the Participant’s right to make After-Tax Contributions and Salary-Deferral Contributions (including Catch-Up Contributions) to the Plan and contributions to all plans maintained by an Employer shall be suspended for six (6) months.

Article 9	Withdrawals

9.2 Withdrawals of After-Tax Contributions

A Participant may withdraw amounts in his After-Tax Contributions Account once per calendar quarter, for any reason, in accordance with the following requirements:

(a)	Such withdrawal request shall be made pursuant to instructions transmitted by either telephonic or electronic means from the Participant to the Trustee/Recordkeeper; pursuant to rules established by the Plan Administrator;

(b)	A Participant may make withdrawals of After-Tax Contributions once per calendar quarter, provided, however, that each withdrawal must be made in a minimum amount of at least $500;

(c)	All withdrawals shall be made from the Investment Funds in a Participant’s After-Tax Contributions Account as specified by the Participant in instructions sent in accordance with subsection (a) above. If the Participant fails to provide such instructions, such withdrawals shall be charged proportionately to the Participant’s Investment Funds in his After-Tax Contributions Account as of the most recent Valuation Date; and

(d)	All withdrawals of amounts in the After-Tax Contributions Account shall be made in either cash or Wyeth Common Stock, if applicable, as elected by the Participant in accordance with subsection (a) above. If the Participant fails to provide such instructions, such withdrawals shall be in cash. Conversion of Wyeth Common Stock to cash shall be done as soon as practicable after the receipt of instructions from the Participant.

9.3 Age 59 1/2 Withdrawal

Notwithstanding the provisions of Section 8.1 of the Plan, a Participant who has attained age 59 1/2 may make a withdrawal from his Salary-Deferral Account, Rollover Account, and the vested portion of his Matching Contributions Account once each calendar quarter for any reason without having to demonstrate financial necessity. Such withdrawal shall be made in accordance with instructions sent by the Participant to the Trustee/Recordkeeper in such manner as prescribed by the Plan Administrator.

Article 9	Withdrawals

ARTICLE 10 LOANS

10.1 Loans

A Participant may apply for one loan each calendar quarter in accordance with the terms prescribed by the Plan Administrator, which shall consistent with the requirements of Section 72(p), 401(k) and 4975(d)(1) of the Code. The following provisions shall apply with respect to Participant loans:

(a)	The minimum loan amount shall be $1,000. The aggregate amount of all such loans to a Participant from this Plan shall not, at the time any such loan is made, exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan on the date on which such loan was made, or (ii) fifty percent (50%) of the vested portion of the Participant’s account balance at the time of the making of such loan. For purposes of this limitation, all loans from all qualified plans maintained by an Employer or by any entity which is required to be aggregated with an Employer pursuant to Sections 414(b), (c), (m) or (o) must be aggregated.

(b)	A Participant must apply for a loan in accordance with procedures prescribed by the Plan Administrator. A Participant who has applied for a home purchase/construction loan shall be required to submit an application form and executed copy of a purchase or construction agreement and a written statement certifying that the home shall be used as the Participant’s primary residence.

(c)	For purposes of Section 10.1(a) of the Plan, a Participant’s account balance shall be valued as of a Valuation Date immediately prior to receipt of the Participant’s loan application. Issuance of the loan shall be as soon as administratively possible in the month in which a loan application is approved.

(d)	The maximum number of loans from the Plan which a Participant may have outstanding at the same time are four general purpose loans and one loan to acquire or construct any dwelling to be used as the principal residence of the Participant.

(e)	Any loan, by its terms, must be required to be repaid within a whole year term not exceeding five years, unless the loan is used to acquire or construct any dwelling to be used (within a reasonable time after the loan is made) as the principal residence of the Participant, in which case the whole year term can be from 1 to 15 years.

Article 10	Loans

(f)	The amount of the loan (principal plus interest) must be repaid through periodic payroll deductions in accordance with the Participant’s payroll frequency. The amount of each periodic payroll deduction shall be based on the Participant’s payroll frequency, the amount of the loan and the term of the loan. The loan shall be amortized in substantially level payments over the term of the loan. All amounts of loan repayments by the Participant shall be deposited into the Investment Funds elected by the Participant in accordance with Section 7.1 of the Plan in effect at the time the repayments are made. Repayments shall begin with the first paycheck received in the month following the date the loan check is received by the Participant or as soon as administratively practicable thereafter. Repayments shall be deposited into the Participant’s Account in the following order to the extent that loan funds were borrowed from the such subaccounts: (i) After-Tax Contributions Account; (ii) the portion of his Rollover account attributable to after-tax contributions; (iii) Matching Contributions Account, (iv) Salary-Deferral Account; and (v) the portion of his Rollover account attributable to before-tax contributions.

(g)	Upon a Severance From Employment or death, a Participant’s loan is due and payable. In the event that a Participant or his Beneficiary (in the case of the death of the Participant) does not repay the loan in full, his Account shall be offset by the amount of the outstanding loan and the amount of the outstanding loan shall be treated as taxable income to the Participant.

(h)	The loan funds shall be charged against each of the Participant’s Investment Funds in the Participant’s Account pursuant to the Participant’s instructions in such manner as prescribed by the Plan Administrator. If instructions are not provided by a Participant, the loan funds shall be charged ratably against each of the Participant’s Investment Funds within his Account.

(i)	Loan funds shall be deducted from the Participant’s Account in the following order: (i) the portion of his Rollover Account attributable to before-tax contributions; (ii) Salary-Deferral Account (excluding Catch-Up Contributions); (iii) Catch-Up Contributions; (iv) Matching Contributions Account; (v) the portion of his Rollover Account attributable to after-tax contributions; and (vi) After-Tax Contributions Account.

(j)	The Plan Administrator shall determine the interest rate for loans and which shall be similar to prevailing commercial loan rates. The interest shall be established based on the Prime Rate plus 1% and shall be stated in the Participant’s loan agreement. Generally, interest begins to accrue on the first day of the month following the date the loan is issued. An interest rate that has been assigned to a loan remains fixed for the entire term of the loan.

(k)	A Participant may pay a loan in full after he has made six months of repayments. Notwithstanding the foregoing, a Participant shall not be permitted to pay a loan in full for three months after taking another loan from the Plan. Partial prepayments are not permitted.

Article 10	Loans

(l)	The loan shall be declared in default if the Participant rescinds his payroll authorization deduction. If the amount of the missed repayments (principle and interest) loan is not repaid in by the end of the quarter following the quarter in which the repayment was due, the outstanding amount of the loan shall be treated as a deemed distribution (except for a Participant who is on Military Leave).

(m)	If a Participant is on an approved unpaid leave of absence at a rate of pay (after applicable employment tax withholdings) that is less than the amount of the installment payments required under the terms of the loan, repayments shall be suspended until the earlier of (i) the end of the twelve-month period beginning on the date that the Participant commences his leave of absence, or (ii) his return to work. If the term of the loan expires during the suspension period, the loan shall become immediately due and payable even if the twelve-month suspension period has not expired. If the Participant is still on a leave of absence following the expiration of the twelve-month suspension period, the loan shall become immediately due and payable. Upon the Participant’s return to employment with an Employer prior to the expiration of the term of the loan and the expiration of the twelve-month period, the Participant shall repay to the Plan the amount of all missed loan repayments (and interest) that occurred during his leave of absence. If such Participant does not repay the amount of all missed loan repayments (and interest) upon a return to employment, his loan shall be declared in default.

(n)	A Participant who applies for a loan under this Article Ten of the Plan shall be charged a loan application fee for each loan and an annual loan maintenance fee for each loan in an amount as determined periodically by the Plan Administrator.

(o)	The loan program under the Plan shall be administered by the Plan Administrator in a uniform and nondiscriminatory manner.

The Plan Administrator shall have sole discretion (i) to determine which Participants are entitled to receive a loan, (ii) to determine under what conditions a loan shall be granted, (iii) to determine what the terms of the loan, promissory note and security agreement are, (iv) to determine when a loan is in default and what course of action to take, and (v) to determine other questions which arise under this Article Ten of the Plan, provided that such discretion shall be exercised in accordance with the requirements of law and this Article Ten of the Plan.

Article 10	Loans

ARTICLE 11 LIMITATIONS ON ANNUAL ADDITIONS

11.1 Basic Limitation

Except to the extent permitted under Section 4.4 of the Plan and Section 414(v) of the Code, the maximum aggregate Annual Addition that may be contributed or allocated to a Participant’s Account for any Limitation Year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or

(b)	One hundred percent (100%) of the Participant’s Compensation within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

The compensation limit referred to in subsection (b) above shall not apply to any contributions for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code), if applicable, which is otherwise treated as an Annual Addition.

For purposes of this Article Eleven of the Plan, the term “Annual Addition” shall mean the sum for any Limitation Year of the following amounts:

(i)	Salary-Deferral Contributions;

(ii)	Matching Contributions;

(iii)	After-Tax Contributions; and

(iv)	Forfeitures allocated to the Participant’s Account.

For purposes of this Article Eleven of the Plan, the term “Limitation Year” means the calendar year.

11.2 Treatment of Similar Plans

The limitations described in this Article Eleven of the Plan with respect to any Participant who at any time has participated in any other defined contribution plan which is

Article 11	Limitations on Annual Additions

qualified under Section 401(a) of the Code, or in more than one qualified defined benefit plan, maintained by an Employer or by a corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) (determined without regard to Section 1563(a)(4) and (e)(3)(C), and Section 415(h) of the Code) of which an Employer is a member shall apply as if the total benefits payable under all such defined benefit plans in which the Participant has been a member were payable from one plan, and as if the total Annual Additions made to all defined contribution plans in which the Participant has been a member were made to one plan. For purposes of this Article Eleven, the term “Employer” includes any corporation which is a member of a controlled group, as described herein.

11.3 Preclusion of Excess Annual Additions

The Plan Administrator shall maintain records showing for each month during the Limitation Year contributions credited to a Participant’s Account. If the Plan Administrator determines at any time that no additional contributions may be credited to a Participant’s Account during a Plan Year without exceeding the limitations prescribed in this Article Eleven of the Plan for the Plan Year, then no further contributions shall be made or credited to the Participant’s Account during the year. If a portion, but not all, of the contributions which are scheduled to be made and credited to the Participant’s Account during the Plan Year or the remainder of the Plan Year may be made and credited without exceeding the limitations prescribed hereunder, the Participant’s contributions shall be reduced to such amount which shall cause the limitations to be met.

11.4 Disposal of Excess Annual Additions

In the event that the limitations with respect to Annual Additions are exceeded with respect to any Participant, and such excess arises as a consequence of a reasonable error in estimating the Participant’s Compensation, such excess shall be disposed of by returning to the Participant Contributions to his Accounts if any, for the year in which the excess arose, and the earnings thereon, but only to the extent necessary to cause the Annual Additions to the Participant’s Account to equal, but not exceed, the limitations prescribed hereunder. In the event that after such contributions and earnings are returned there remains an excess, such excess shall be held in a suspense account and reallocated among the Accounts of all Participants in the Limitation Year succeeding the year in which the excess arose.

Article 11	Limitations on Annual Additions

ARTICLE 12 TOP HEAVY PLAN RULES

12.1 General Rule

In accordance with Sections 401(a)(10) and 416 of the Code, if the Plan is or becomes top heavy (within the meaning of Section 416(g) of the Code) in any Plan Year, the provisions of Article Twelve shall supersede any conflicting provisions in the Plan.

12.2 Definitions for Purposes of Article 12

(a)	“Determination Date”. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(b)	“Key Employee”. Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of an Employer having Annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)	“Non-Key Employee”. Any Employee who is a Participant and who is not a Key Employee.

(d)	“Permissive Aggregation Group”. The Required Aggregation Group plus any other qualified plans maintained by an Employer, but only if such group would satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Code. The Plan Administrator shall determine which plan to take into account in determining the Permissive Aggregation Group.

(e)	“Required Aggregation Group”.

(i)	Each qualified plan of an Employer in which at least one Key Employee participates; and

(ii)	Any other qualified plan of an Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

Any terminated plan that covered a Key Employee and was maintained within the five-year period ending on the Determination Date shall also be included in the Required Aggregation Group.

Article 12	Top Heavy Plan Rules

(f)	“Super Top Heavy Plan”. If for any Plan Year the Plan is considered Top Heavy, the Plan shall be considered “Super-Top-Heavy” if the Top Heavy Ratio exceeds 90%.

(g)	“Top Heavy Plan”. The Plan is top heavy for a Plan Year if the Top-Heavy ratio as of the Determination Date exceeds sixty percent (60%).

(h)	“Top-Heavy Ratio”. The Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the account balances of all Key Employees as of the Determination Date and distributions made within the one year period ending on the Determination Date, and the denominator of which is a similar sum determined for all Employees. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for an Employer during the 1-year period ending on the determination date shall not be taken into account. The Plan Administrator shall calculate the top heavy ratio without regard to the account balance attributable to any Non-Key Employee who was formerly a Key Employee. The Plan Administrator shall calculate the top heavy ratio, including the extent to which it must take into account contributions not made as of the Determination Date, distributions, rollovers and transfers, in accordance with Section 416 of the Code and the Treasury regulations thereunder.

If an Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Plan Administrator shall calculate the top heavy ratio in the same manner as required above, taking into account all plans within the aggregation group. The Plan Administrator shall calculate the present value of accrued benefits and the other amounts the Plan Administrator must take into account under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the Treasury regulations thereunder. The Plan Administrator shall calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

12.3 Requirements Applicable if Plan is Top Heavy

In the event the Plan is determined to be top heavy for any Plan Year, the following requirements shall be applicable.

Article 12	Top Heavy Plan Rules

(a) Minimum Allocation

(i)	In the case of a Non-Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by Employer, the Minimum Allocation of contributions plus forfeitures allocated to the Account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is top heavy shall equal the lesser of three percent (3%) of compensation for such Plan Year or the largest percentage of compensation provided on behalf of any Key Employee for such Plan Year (including any Salary-Deferral Contributions). The Minimum Allocation provided hereunder may not be suspended or forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code. The Minimum Allocation shall be made for a Non-Key Employee for each Plan Year in which the Plan is top heavy, regardless of the Non-Key Employee’s level of compensation, even if he has not completed twelve months of Continuous Service in such Plan Year or if he has declined to elect to make Salary-Deferral Contributions or After-Tax Contributions, provided, however, in order to receive such Minimum Allocation, the Non-Key Employee must not have separated from service before the end of the Plan Year for which the Plan is found to be top heavy.

(ii)	A Non-Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by an Employer shall not be entitled to the Minimum Allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

(iii)	Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b)	Top Heavy Vesting Schedule. Unless the Plan’s vesting is more favorable, Non-Key Employee whose employment is terminated after the completion of 2 or more years of Continuous Service shall be entitled to receive his vested interest in the value of the Matching Contributions credited to his account determined in accordance with the following schedule:

Years of Continuous Service	Vested Percentage
2	20%
3	40%
4	60%
5	80%
6	100%

Article 12	Top Heavy Plan Rules

The vesting schedule under this subsection (b) shall apply to a Non-Key Employee’s interest in the value of the Matching Contributions credited to his Account under the Plan before or while the Plan is a Top Heavy Plan. A Non-Key Employee is at all times one hundred percent (100%) vested in the full value of his Account attributable to his Salary-Deferral Contributions and After-Tax Contributions to the Plan.

(c)	Vesting Percentage. In the event that the Plan previously was a Top Heavy Plan but subsequently is not a Top Heavy Plan, the vesting schedule under subsection (b) shall be changed to the vesting schedule provided under Section 4.4 of the Plan, provided, however, that any Non-Key Employee who has completed at least 3 or more years of Continuous Service and who had at least one Hour of Service while the Plan was a Top Heavy Plan, shall be entitled to elect, within a reasonable period, which of the above two vesting schedules is applicable to his Account.

Article 12	Top Heavy Plan Rules

ARTICLE 13 ADMINISTRATION

13.1 Savings Plan Committee

The Committee shall be appointed by the Board of Directors of the Company. The Plan shall be administered by the Committee. No member of the Committee shall receive any compensation from the Trust Fund for his service thereon. The Committee shall be the “Plan Administrator” of the Plan for purposes of Section 3(16)(A) of ERISA and the “Named Fiduciary” of the Plan pursuant to Section 402(a) of ERISA; provided however that the selection of the Investment Funds shall be approved by both the Plan Administrator and the Wyeth Retirement Committee. The Plan Administrator may delegate various duties and responsibilities to one or more employees or agents as set forth herein. In carrying out their respective responsibilities under the Plan, the Plan Administrator shall have the discretionary authority to interpret the terms of the Plan, to make findings of fact and to determine eligibility for an entitlement to Plan benefits in accordance with the terms of the Plan and to determine all questions that may arise under the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious and shall be final and binding on an Employer, the Trustees, Participants, Beneficiaries, alternate payees and others.

13.2 Power and Duties of the Plan Administrator

(a)	The Plan Administrator shall have the following powers, responsibilities and duties and may delegate such duties and responsibilities to one or more Employees or persons:

(i)	To establish and enforce such rules, regulations and procedures as it shall deem necessary or proper for the efficient administration of the Plan;

(ii)	To construe in its sole discretion all terms, provisions and limitations of the Plan, its interpretation thereof in good faith to be final and conclusive on all parties;

Article 13	Administration

(iii)	To decide all questions of fact concerning the Plan and the eligibility of any Employee to participate in the Plan;

(iv)	To compute the amount of benefits which shall be payable to any Participant or Beneficiary, in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be paid;

(v)	To authorize the payment of benefits;

(vi)	To prepare and distribute communications to Participants their Beneficiaries, and Spouses,

(vii)	To maintain compensation and employment records or appoint a person or organization to do so;

(viii)	To prepare such reports and applications as may be required by governmental agencies;

(ix)	To calculate service, compensation, and benefits of Participants;

(x)	To conduct orientation of new Participants, advising Participants, and their Beneficiaries and Spouses, of their rights and options under the Plan and monitoring completion of application, election and benefit forms by Participants and their Beneficiaries and Spouses;

(xi)	To monitor the collection of contributions and proper application of the contributions to effectuate the purposes of the Plan;

(xii)	To prepare reports concerning benefits;

(xiii)	To handle the processing of claims including decisions on the right of a Participant or Beneficiary to benefits under the Plan;

(xiv)	To review and recommend changes in the Investment Funds offered under the Plan to the Wyeth Retirement Committee;

(xv)	Change the number of loans available to Participants under the Plan; and

(xvi)	Any other responsibilities which the Plan Administrator determines are administrative or ministerial in nature and are designed to implement a policy, interpretation, system, practice or procedure established by the Plan Administrator.

If any duties or responsibilities are delegated to any Employee pursuant to this Section 13.2 of the Plan, the Plan Administrator shall periodically review the performance of such Employee. Depending upon the circumstances, this requirement may be satisfied by a formal review by the Plan Administrator at such

Article 13	Administration

time or times as the Plan Administrator in its discretion may determine, through day-to-day contact and evaluation or in any other manner determined to be appropriate by the Plan Administrator.

(b)	In the exercise of all of its functions, the Plan Administrator shall act in an uniform and nondiscriminatory manner and the Plan Administrator may, from time to time prescribe and modify uniform rules of interpretation and administration.

(c)	Meetings of the Plan Administrator. The Plan Administrator shall hold meeting upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived by that member. A majority of the members of the Plan Administrator shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Plan Administrator at any meeting where a quorum is present shall be by a vote of a majority of its members present at such meeting and entitled to vote. The decision of the Plan Administrator may be made by a majority of the members and executed by signature of any two members.

13.3 Claims Procedure

The Plan Administrator or its delegate shall provide adequate notice in writing to any Participant or to any Beneficiary (“Claimant”) whose claim for benefits under the Plan has been denied within 90 days after the claim was received. The notice to the Claimant shall set forth:

(a)	The specific reason for the denial;

(b)	Specific references to pertinent Plan provisions on which the denial was based;

(c)	A description of any additional material and information that is needed to perfect the claim; and

(d)	Advise the claimant that any appeal he wishes to make of the adverse determination must be in writing to the Plan Administrator within sixty (60) days after receipt of the Plan Administrator’s notice of denial of benefits. The Plan Administrator’s notice must further advise the Claimant that his failure to appeal the action to the Plan Administrator in writing within the sixty (60) day period shall render the Plan Administrator’s determination final, binding and conclusive; and

(e)	A statement that the Claimant has the right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

Such notice shall be forwarded to the Claimant within 90 days of receipt of the claim; provided, however, that in special circumstances the Plan Administrator or its delegate may extend the response period for up to an additional 90 days, in which event it shall notify the Claimant in writing of the extension, and shall specify the reason(s) for the extension.

Article 13	Administration

If the Claimant should file an appeal with the Plan Administrator, or its delegate, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he or his duly authorized representative feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Plan Administrator shall reexamine all facts to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within sixty (60) days of receipt of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Plan Administrator render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review.

The Claimant shall be given written notice of the decision resulting from such review, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific reference to the pertinent Plan provisions on which the decision is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies, of, all documents, records and other information relevant to the Claimant’s claim for benefits, and a statement that the Claimant has a right to bring a civil action under Section 502(a) of ERISA.

After a Participant has exhausted his final appeal as set forth above, such Participant shall have a period of 36 months from the date the Plan Administrator denies his appeal of denied claim for benefits under this Section 13.3 of the Plan to bring an action or file a case in court.

Article 13	Administration

13.4 Records Management

The Plan Administrator shall designate in its sole discretion a firm, an organization or Employee(s) to maintain the required records and reports of the Plan. Except as otherwise stated in this Plan, the Company shall pay all associated expenses of such firm or organization.

13.5 Forfeited Benefits

If a check issued to a Participant as a payment of benefits from the Plan is not cashed within 24 months after it is received by the Participant, the amount of such benefits shall be forfeited to the Plan provided, however, if the Participant should subsequently return and file a claim for the amount of the forfeited check, such amount shall be paid to the Participant.

Article 13	Administration

ARTICLE 14 TRUST

14.1 Trust Fund

(a)	A Trust Fund has been established into which are paid the contributions to the Participants Accounts which shall be held in separate subaccounts. At no time prior to the satisfaction of all liabilities under this Plan with respect to Participants, Former Participants, Beneficiaries of Participants and alternate payees, shall any part of the corpus or income of the Trust Fund be used for or diverted to any purpose other than for their exclusive benefit, except as stated in Article Seventeen of the Plan. No person shall have any financial interest in or right to the Trust Fund or any part thereof, except as expressly provided for in this Plan and a Participant’s, Beneficiary’s or alternate payees Account may not be assigned or alienated by act of the Participant or by operation of law, except as provided in Article Seventeen of the Plan.

(b)	Each Participant, Beneficiary, Former Participant, alternate payees or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment. No liability for the payment of benefits under the Plan shall be imposed upon the Company, an Affiliate, the Plan Administrator, the Wyeth Retirement Committee or the officers, directors, or stockholders of any such entity.

14.2 Administrative Expenses

The reasonable expenses of administering the Plan, as determined by the Plan Administrator, shall be payable from the Trust, except to the extent that an Employer, in its discretion, pays the expenses directly.

Article 14	Trust

ARTICLE 15 FIDUCIARY RESPONSIBILITY

15.1 Conduct

Each fiduciary shall discharge his duties with respect to the Plan and Trust solely in the interest of the Participants, Former Participants, Beneficiaries of Participants and alternate payees for the exclusive purpose of providing benefits to Participants, Former Participants, Beneficiaries of Participants and alternate payees, and defraying reasonable expenses of administering the Plan and Trust with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with this Plan and any other documents or instruments governing the Plan and Trust Fund. A fiduciary who complies with the foregoing standards shall not be liable for any loss, action or omission hereunder.

15.2 Allocation and Delegation of Responsibilities

Plan fiduciaries may allocate the responsibilities, obligations and duties granted to them for the operation and administration of the Plan and Trust among themselves. Any Plan fiduciary may designate other individuals, corporations or other entities, who are not Plan fiduciaries, to carry out such Plan fiduciary’s responsibilities, obligations and duties with respect to the Plan and the Trust, except to the extent that ERISA prohibits such delegation of authority. Such allocations and delegations may be revoked or modified at any time and any such allocation, delegation, revocation or modification shall be made by written instruments signed by the Plan fiduciary, if an individual, or in the case of other entities who are Plan fiduciaries, in accordance with the procedures governing the functions of such entity, and a written record shall be kept thereof.

Article 15	Fiduciary Responsibility

15.3 Co-Fiduciary Responsibility

A Plan fiduciary or any individual, corporation or other entity employed or appointed by a Plan fiduciary to serve in a fiduciary capacity with respect to the Plan or Trust Fund shall be solely responsible for the responsibilities, obligations or duties allocated or delegated to it, whether under this Plan and Trust Agreement or under the terms and conditions of employment or appointment. No person to whom such responsibilities, obligations or duties have not been allocated or delegated shall be responsible with respect to any action directed, taken or omitted by the Plan fiduciary or individual, corporation or other entity serving in a fiduciary capacity to whom such responsibilities, obligations or duties have been allocated or delegated unless he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Plan fiduciary or individual, corporation or entity, knowing such act or omission is a breach of fiduciary responsibility or, if he has knowledge of a breach, he fails to make reasonable efforts under the circumstances to remedy the breach.

15.4 Duties of Fiduciaries With Respect to Investments

(a)	The Plan Administrator shall, subject to Sections 13.1 and 13.2(a)(xiv) of the Plan, direct the Trustee as to what Investment Funds are available to Participants under the Plan and the Plan Administrator may:

(i)	Allocate control and management of all or any portion of the Trust assets to an Investment Manager; or

(ii)	Recommend changes to the Investment Funds available under the Plan to the Wyeth Retirement Committee.

(b)	If the Company or the Plan Administrator as applicable, appoints an Investment Manager pursuant to the foregoing, such Investment Manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in such Act, or an insurance company which is qualified to manage the assets of employee benefit plans under the laws of more than one state. An Investment Manager shall acknowledge in writing its appointment as a Plan Fiduciary hereof, and shall serve until a proper resignation is received by the Plan Administrator, or until it is removed or replaced by the Company.

Article 15	Fiduciary Responsibility

(c)	The Company, any Affiliates, the Plan Administrator and the Trustee shall be under no duty to question the direction or lack of direction of any Investment Manager, but shall act and shall be fully protected in acting, in accordance with each such direction. An Investment Manager shall have sole investment responsibility for that portion of the Trust assets which it has been appointed to manage, and no other Plan fiduciary or any Trustee shall have any responsibility for the investment of any such assets, the management of which has been delegated to an Investment Manager, or liability for any loss to or diminution in value of such Trust assets resulting from any action directed, taken or omitted by an Investment Manager.

The Company has notified the Trustee that the Plan Administrator shall direct the Trustee in the investment of all or any portion of the Trust Fund, and therefore the Trustee shall be subject to proper directions of the Plan Administrator, which are made in accordance with the terms of the Plan and which are not contrary to the provisions of Title I of ERISA. The Trustee shall be fully protected in acting in accordance with each such direction.

(d)	Each Participant shall direct the Trustee as to which Investment Fund he wishes to invest his Account. The Plan shall be maintained in a manner intended to comply with Section 404(c) of ERISA and the applicable regulations promulgated thereunder.

Article 15	Fiduciary Responsibility

ARTICLE 16 AMENDMENT, TERMINATION, AND MERGER

16.1 Right to Amend or Terminate the Plan

It is the intention of the Company to continue this Plan indefinitely and to make such contributions as may be required each Plan Year. Nevertheless, subject to the provisions hereinafter set forth, the Board of Directors of the Company reserves the right at any time or from time to time to amend, alter or discontinue the Plan in whole or in part for any reason at any time. The Wyeth Retirement Committee shall have the right to alter or amend the Plan, if such action is necessary or desirable and is (1) required by law, agreed to through collective bargaining or is appropriate to maintain the tax-qualified status of the Plan, or (2) is estimated not to result in a cost increase to the Company in excess of five (5) percent, provided, however, that no amendment or alterations shall be made which:

(a)	Shall adversely affect any right or obligations of any Participant with respect to any contributions made hereto;

(b)	Permits any funds paid to the Trustee to revert to the Company;

(c)	Provides for the use of the assets of the Plan, or any part thereof other than for the exclusive benefit of Participants, Former Participants or their Beneficiaries or paying the reasonable expenses of administering the Plan;

(d)	Shall deprive any Participant, Former Participant or his Beneficiary, without his consent, of any benefit theretofore accrued to him under the Plan; and

(e)	Shall, except as provided in Article Seventeen of the Plan, violate this Section 16.1 of the Plan. Any amendment of the Plan may be made, retroactively if necessary, which the Company deems necessary or appropriate to conform the Plan to, or to satisfy the conditions of, ERISA, the Code, or any other law, governmental regulations or rulings.

16.2 Termination of the Plan

In the event of the complete termination of the Plan or upon complete discontinuance of contributions under the Plan, all Participants shall be fully vested in their Accounts. In the event of the partial termination of the Plan, the interests of the affected Participants shall be fully vested and nonforfeitable.

Article 16	Amendment, Termination and Merger

16.3 Merger, Consolidation or Transfer

In the case of a merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust Fund to, any other plan or trust, the terms of the merger, consolidation or transfer shall be such that the benefits to which a Participant is entitled immediately after the merger, consolidation or transfer shall be equal to or greater than the benefit to which the Participant is entitled immediately prior to the merger, consolidation or transfer. For purposes of this Section 16.3 of the Plan, the benefit to which a Participant is entitled shall be determined on the assumption that the Plan had terminated on the day such determination is made.

Article 16	Amendment, Termination and Merger

ARTICLE 17 NONALIENATION OF BENEFITS EXCEPT FOR QUALIFIED DOMESTIC RELATIONS ORDERS

Benefits provided under the Plan may not be assigned or alienated or otherwise subject in any manner to anticipation, sale, transfer, pledge, garnishment, encumbrance or charge except in the case of a Qualified Domestic Relations Order as defined in this Article Seventeen of the Plan. The Plan shall establish procedures to determine that the requirements of Section 414(p) of the Code are met with respect to Qualified Domestic Relations Orders. For purposes of this Article Seventeen of the Plan, a Qualified Domestic Relations Order must meet the following requirements:

(a)	A Qualified Domestic Relations Order consists of any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights of a Spouse, child, or other dependent and is made pursuant to a State domestic relations law (including a community property law) and which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan.

(b)	A Qualified Domestic Relations Order must also meet the following conditions:

(i)	Such order must clearly specify the name and the last known mailing address of the Participant and the name and mailing address of each alternate payee covered by the Order.

(ii)	Such order must clearly specify the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternative payee, or the manner in which such amount or percentage is to be determined.

(iii)	Such order must clearly specify the number of payments or the period to which such order applies and the name of the Plan.

(iv)	Such order shall not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan.

(v)	Such order shall not require the Plan to provide increased benefits to any alternate payee (determined on the basis of actuarial value).

(vi)	Such order shall not require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under another order that was previously determined to be a Qualified Domestic Relations order.

Article 17	Nonalienation of Benefits Except for Qualified Domestic Relations Orders

This Article Seventeen of the Plan shall be construed in accordance with Section 414(p) of the Code and regulations issued thereunder.

After an order has been determined found to meet the conditions for a Qualified Domestic Relations Order, the Plan Administrator may make payments to the alternate payee who has been assigned a right to benefits payable with respect to a Participant as soon as administratively feasible in accordance with the terms of the Qualified Domestic Relations Order.

Article 17	Nonalienation of Benefits Except for Qualified Domestic Relations Orders

ARTICLE 18 MISCELLANEOUS PROVISIONS

18.1 Plan Not a Contract of Employment

Nothing in the Plan shall give any Employee the right to be retained in the employ of the Company or any Affiliate. All Employees shall remain subject to discharge, discipline or lay-off by the Company or any affiliate to the same extent as if the Plan had not been put into effect.

18.2 Governing Law

The Plan shall be governed in accordance with the laws of the State of New York except to the extent superseded by ERISA.

18.3 Records and Reports

The Plan Administrator, or its designee, shall exercise appropriate authority to comply with ERISA relating to records and reports to Participants and appropriate governmental agencies, including annual notification to Participants, Beneficiaries and alternate payees of their Account balances.

18.4 Wyeth Common Stock

The Trustee shall vote Wyeth Common Stock represented by the units it holds in the Wyeth Common Stock Fund in accordance with the instructions received from the Participant and if no instructions are received such stock shall not be voted.

18.5 Communications

For all purposes under the Plan, any reference to the written form shall also include any telephonic or electronic form as approved by the Plan Administrator.

Article 18	Miscellaneous Provisions

ARTICLE 19 TREATMENT OF RETURNING VETERANS

19.1 Applicability and Effective Date

Notwithstanding any other provisions of the Plan, the rights of any Returning Veteran who resumes employment with the Company shall be modified as set forth in this Article Nineteen of the Plan.

19.2 Definitions

For purposes of this Article Nineteen of the Plan, the capitalized terms herein shall have the following meanings:

(a)	“Qualified Military Service” means any service (either voluntary or involuntary) by an individual in the Uniformed Services.

(b)	“Returning Veteran” means an Employee who, on or after December 12, 1994, returns from Qualified Military Service to employment with the Company within the period prescribed under USERRA.

(c)	“Uniformed Services” means the Armed Forces, the Army National Guard and Air National Guard (when engaged in active duty for training, inactive duty training, or full-time National Guard duty), the commissioned corps of the Public Health Service, and any other category of persons designated by the President of the Untied States in time of war or emergency.

19.3 Eligibility to Participate

For purposes of Article Three of the Plan:

(a)	A Returning Veteran who was a Participant in the Plan immediately prior to his Qualified Military Service shall be deemed to have remained a Participant throughout his Qualified Military Service.

(b)	A Returning Veteran who would have become a Participant in the Plan during the period of his Qualified Military Service but for such service shall be deemed to have become a Participant as of the date when he would have become a Participant if he had been in Qualified Military Service.

19.4 No Break in Service

A Returning Veteran shall be deemed not to have incurred any break in service for purposes under the Plan on account of his Qualified Military Service.

Article 19	Treatment of Returning Veterans

19.5 Vesting Credit

A Returning Veteran’s years of service for vesting purposes shall be determined under Section 5.2 of the Plan. With respect to any period of Qualified Military Service, a Participant shall be credited with continuous service that he would have been credited had he not been in Qualified Military Service.

19.6 Restoration of Salary-Deferral Contributions and After-Tax Contributions.

(a)	Each Returning Veteran who, during his period of Qualified Military Service, would have been eligible to make Salary-Deferral Contributions and After-Tax Contributions, shall be permitted to contribute an amount equal to the amount of Salary-Deferral Contributions and After-Tax Contributions that such Employee could have made during such absence from employment. Such “make-up” contributions shall be made during the period that begins with the Employee’s reemployment by an Employer and ends with:

(i)	The expiration of a period of five years; or

(ii)	If shorter, a period equal to three times the period of Qualified Military Service.

(b)	Any make-up contributions described in subsection (a) above shall be made in addition to those Salary-Deferral Contributions and After-Tax Contributions that the Participant may elect to make during any Plan after reemployment.

19.7 Determination of Covered Compensation

For purposes of determining the amount of any make-up contributions under this Article Nineteen of the Plan, and for applying the limits of Article Eleven of the Plan, a Participant’s Covered Compensation during any period of Qualified Military Service shall be deemed to equal either:

(a)	The Covered Compensation the Participant would have received but for such Qualified Military Service, based on the rate of pay he would have received from an Employer; or

Article 19	Treatment of Returning Veterans

(b)	If the amount described in subsection (a) above is not reasonably certain, the Participant’s average Covered Compensation from an Employer during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service). Such amount shall be adjusted as necessary to reflect the length of the Participant’s Qualified Military Service.

19.8 Restoration of Matching Contributions

If a Returning Veteran contributes “make-up” Salary-Deferral Contributions or After-Tax Contributions pursuant to Section 19.6 of the Plan, his Employer shall contribute to the Plan on his behalf the related Matching Contributions that it would have contributed under Section 4.6 of the Plan, if such Salary-Deferral Contributions or After-Tax Contributions had been made in the Plan Year to which they relate. Such Matching Contributions shall not include the earnings that would have accrued on such amount or any forfeitures that would have been allocated to the Returning Veteran’s Account during the period of Qualified Military Service.

19.9 Application of Certain Limitations

(a)	For purposes of applying the limitations of Sections 4.9 and 4.10 of the Plan, any make-up contributions described in Section 19.6 of the Plan, and any related Matching Contributions described in Section 19.8 of the Plan, shall be treated as contributions for the Plan Year to which they relate, rather than the Plan Year in which they were actually made.

(b)	For purposes of applying the limitations of Section 4.5 of the Plan, any such make-up contributions shall be treated as contributions for the calendar year to which they relate, rather than the calendar year in which they are actually made.

(c)	For purposes of applying the limitations of applying the limitations of Sections 4.9 and 4.10 of the Plan and Article Eleven of the Plan, any make-up contributions described in Section 19.6 of the Plan and related Matching Contributions described in Section 19.8 of the Plan shall be disregarded, both for the Plan Year to which the contributions relate, and for the Plan Year in which they are actually made.

19.10 Suspension of Loan Repayments

Notwithstanding any provisions of Article Ten of the Plan to the contrary, if a Participant receives a loan from the Plan and enters into Qualified Military Service during the term of the loan, a failure to make any required loan repayments during such Qualified Military Service shall not result in a default under Article Ten of the Plan.

Article 19	Treatment of Returning Veterans

19.11 Administrative Rules and Procedures

The Plan Administrator shall establish such rules and procedures as it deems necessary or desirable to implement the provisions of this Article Nineteen of the Plan, provided that they are consistent with the provisions of USERRA, any regulations thereunder, or any other applicable law.

Article 19	Treatment of Returning Veterans

SCHEDULE A

Investment Funds

1.	Wyeth Common Stock Fund

2.	Morgan Stanley Institutional Fund-Trust Value Portfolio-Advisor Class

3.	Interest Income Fund

4.	Spartan U.S. Equity Index Portfolio

5.	Fidelity Magellan Fund

6.	Fidelity Low-Priced Stock Fund, this Fund is closed to any Participant who did not have an account balance on July 30, 2004

7.	Fidelity Balanced Fund

8.	Fidelity International Discovery Fund

9.	Fidelity Freedom Fund

10.	PIMCO Total Return Fund - Administrative Class

11.	Fidelity High Income Fund

12.	Fidelity New Markets Income Fund

13.	Fidelity Capital Appreciation Fund

14.	Oppenheimer Developing Markets Fund – Class A

15.	Fidelity Real Estate Investment Portfolio

16.	RS Partners Fund

17.	Fidelity Freedom Fund 2005

18.	Fidelity Freedom Fund 2010

19.	Fidelity Freedom Fund 2015

20.	Fidelity Freedom Fund 2020

21.	Fidelity Freedom Fund 2025

Schedule A	Investment Funds

22.	FidelityFreedom Fund 2030
23.	FidelityFreedom Fund 2035
24.	FidelityFreedom Fund 2040
25.	FidelityFreedom Fund 2045, effective as of July 15, 2006
26.	FidelityFreedom Fund 2050, effective as of July 15, 2006

Schedule A	Investment Funds